PRIVATE AND CONFIDENTIAL

May 14, 2007

VIA E-MAIL

Gregg Lemkau
Managing Director
Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Dear Gregg:

Fillmore Capital Partners, LLC on behalf of certain of its affiliates hereby extends the expiration date in the section entitled “Termination” of its bid letter dated May 10, 2007 (the “May 10 Bid Letter”) to acquire Genesis HealthCare Corporation from 5:00 p.m. (EDT) on May 15, 2007 to 5:00 p.m. (EDT) on May 21, 2007.

Enclosed with this letter, please find an executed Debt Financing Commitment Letter from JPMorgan dated May 12, 2007 (the “JP Commitment”), together with a blackline marked to show changes from the Debt Financing Commitment Letter from Credit Suisse dated April 30, 2007. For all purposes of the May 10 Bid Letter (including the proposed Merger Agreement submitted therewith), the JP Commitment replaces the executed Debt Financing Commitment Letter submitted therewith.

Sincerely,

/s/ Ronald E. Silva
Ronald E. Silva
President and Chief Executive Officer
Fillmore Capital Partners, LLC

Acknowledged and Agreed:

DRUMM INVESTORS LLC

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-9341-1477 FAX 415-634-1475

By: /s/ Ronald E. Silva
Name: Ronald E. Silva
Title: President

FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-9341-1477 FAX 415-634-1475